Exhibit 4.3

                             CERTIFICATE OF TRUST
                                      OF
                         BANKBOSTON CAPITAL TRUST II

          This Certificate of Trust is being executed as of December 3, 1996 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. SectionSection 3801 et seq. (the "Act").
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          The undersigned hereby certifies as follows:

          1.  Name.  The name of the business trust is "BankBoston Capital
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Trust II" (the "Trust").

          2.  Delaware Trustee.  The name and business address of the
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Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

          The Bank of New York (Delaware)
          400 White Clay Center, Route 273
          Newark, Delaware 19711

          3.  Effective.  This Certificate of Trust shall be effective
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immediately upon filing in the Office of the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.
                                   THE BANK OF NEW YORK (DELAWARE),
                                   as Delaware Trustee

                                   By:
                                       -----------------------------------
                                   Joseph G. Ernst
                                   Assistant Vice President


                                   ADMINISTRATIVE TRUSTEE

                                   By:
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                                   Robert T. Jefferson


                                   ADMINISTRATIVE TRUSTEE

                                   By:
                                       -----------------------------------
                                   Craig V. Starble

                                   ADMINISTRATIVE TRUSTEE


                                   By:
                                       -----------------------------------
                                   Kathleen M. McGillycuddy


                                   BANK OF BOSTON CORPORATION
                                   as Sponsor

                                   By:
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                                   Kathleen M. McGillycuddy
                                   Group Director, Asset/
                                   Liability Management